EXHIBIT 10.2

CODA OCTOPUS GROUP, INC.

2008 STOCK PURCHASE PLAN

The purpose of the 2008 Stock Purchase Plan (the “Plan”) is to provide eligible employees of and consultants to Coda Octopus Group, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value (the “Common Stock”). Two million (2,000,000) shares of Common Stock in the aggregate have been approved for this purpose.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by one or more committees or subcommittees appointed by the Board (a “Committee”). The Board or a Committee (in either case, the “Administrator”) may delegate to one or more individuals the day-to-day administration of the Plan. The Administrator shall have full power and authority to promulgate any rules and regulations which it deems necessary or advisable for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, and to take all action in connection with the administration of the Plan as it deems necessary or advisable, consistent with any delegation from the Board; provided, however, the administration of the Plan shall be consistent with Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934. The administration, interpretation or application of the Plan by the Administrator shall be final and binding upon all employees and participating consultants. The Company shall pay all expenses incurred in connection with the administration of the Plan. No Board or Committee member shall be liable for any action or determination except for such person’s own willful misconduct or as provided by law with respect to the Plan or any Option (as defined in Section 10) granted hereunder.

2. Eligibility. All employees of the Company, including Directors who are employees, all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or a Committee from time to time (a “Designated Subsidiary”), and all consultants to the Company or any subsidiary of the Company, as determined by the Administrator in its sole discretion, are eligible to participate in the Plan, provided that they are employees of or consultants to the Company or a Designated Subsidiary on the first day of the applicable Offering Period (as defined below).

An employee or consultant will not be eligible to participate in the Plan if he or she owns 5% or more of the total combined voting power or value of the stock of the Company. For purposes of the preceding sentence, all stock which the employee or consultant has a contractual right to purchase through either this or other Company plans shall be treated as stock owned by the employee or consultant.

3. Offerings. At the discretion of the Board, the Company will make “Offerings” to employees and participating consultants to purchase stock under this Plan. Offerings will begin each June 1, September 1, December 1, and March 1, or the first business day thereafter (the “Offering Commencement Date”). Each Offering Commencement Date will begin a three-month period (the “Offering Period”) during which payroll deductions will be made and held for the purchase, in the open market, of Common Stock at the end of the Offering Period. The Board or a Committee may, at its discretion, choose a different Offering Period of twelve (12) months or less for Offerings. Notwithstanding anything to the contrary, the first Offering Period shall begin on June 1, 2008 and end on August 31, 2008.

4. Participation of Employees or Consultants. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form, or other such notice as deemed acceptable by the Administrator, to the Coda Octopus Group, Inc. corporate headquarters in New York. The form will authorize regular payroll deductions from the Compensation received by the employee during the Offering Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. As used herein, the term “Compensation” means the employee’s base salary, any bonuses or incentives, any commissions and any cash allowances paid during the Offering Period but specifically excludes any reimbursement of travel and entertainment expenses and any gain from exercise of a Company stock option or vesting in restricted stock occurring during the Offering Period.

A consultant eligible on the Offering Commencement Date of any Offering Period may participate in such Offering Period by completing and forwarding an authorization form, or other such notice as deemed acceptable by the Administrator, to the Coda Octopus Group, Inc. corporate headquarters in New York.

5. Deductions and Consultant Payments. The Company will maintain accounts for all participating employees and consultants. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any amount he or she receives during the Offering Period or such shorter period during which deductions from payroll are made. Payroll deductions will be in 1% increments at the rate of not lower than 1% of Compensation with any change in compensation during the Offering Period to result in a corresponding change in the dollar amount withheld. A participating consultant may make a payment in any whole dollar amount in a form acceptable to the Company, such payment to be received at the Coda Octopus Group, Inc. corporate headquarters in New York at least fifteen (15) days prior to the end of the applicable Offering Period. In the event such payment is not received by that date, the consultant shall no longer be a participant in that Offering Period. The Company shall be under no obligation to notify a participating consultant of non-receipt of payment, and the Company in no way will be responsible for non-receipt of payment by the above deadline.

6. Employee Deduction Changes. An employee may increase, decrease or discontinue his or her payroll deduction during any Offering Period by filing a new payroll deduction authorization form. If an employee elects to discontinue his or her payroll deductions during an Offering Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to such employee’s election to discontinue will be applied to the purchase of Common Stock during the Exercise Period (as defined below). The Administrator may (i) establish rules limiting the frequency with which employees may change, discontinue and resume payroll deductions under the Plan and may impose a waiting period on employees wishing to resume payroll deductions following discontinuance, and (ii) change the rules regarding discontinuance of participation or changes in participation in the Plan.

7. Interest. Interest will not be paid on any employee or participating consultant accounts, except to the extent that the Board or a Committee, in its sole discretion, elects to credit employee or participating consultant accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Employee Funds. An employee may at any time prior to the close of business on the last business day in an Offering Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering Period.

9. Purchase of Shares. Each employee who continues to be a participant in the Plan through the end of the Offering Period or participating consultant who makes payment as provided in Section 5 above shall be deemed to have authorized the Company to purchase, in the open market, within five (5) business days (“the Exercise Period”) following the end of such Offering Period, the largest number of whole shares of Common Stock of the Company as does not exceed the amount of funds available in the participant’s account.

The purchase price of the shares of Common Stock shall be the average of all shares acquired using best efforts during the Exercise Period but shall not be greater than 115% of the then existing market price, defined as the volume-weighted average of the closing prices of the Company’s shares for the last five (5) days on which the shares have traded including the last business day of the Offering Period. If the Company cannot purchase during the Exercise Period the maximum number of shares to which the employees and consultants in aggregate have subscribed, then shares will be apportioned ratably to each participant, based on that participant’s contribution relative to total contributions available for the purchase.

If during the Exercise Period, the Company is unable to purchase on behalf of a participant the maximum number of shares for which he or she is eligible, then the participant will be so notified within five (5) business days of the end of the Exercise Period. The participant may then elect within five (5) business days in writing, using a notice as approved by the Administrator, to have contributed and unused funds applied to the then current Offering Period. If such notice is not received, then the participant shall be deemed to have elected to have contributed and unused funds to be returned to him or her, and the Company will refund such contributions as soon as reasonably practical. Notwithstanding the above, the employee’s contributions at the then specified rate will continue for the current Offering Period.

Any balance remaining in a participant’s account at the end of an Offering Period will be automatically refunded, except that any balance which the employee or participating consultant elects to have carried forward above or is less than the purchase price of one share of Common Stock will be carried forward into the participant’s account for the following Offering Period, unless the participant elects not to participate in the following Offering Period under the Plan, in which case the balance in the participant’s account shall be refunded.

Shares purchased under this Plan will vest immediately on issue to the participant.

10. Matching Option. For each purchase for Offering Periods ending on or prior to November 30, 2008, the Company will grant a stock option (“150% Matching Option”) to the participant, evidenced by a written stock option agreement, as to one and one-half (1.5) times the number of shares acquired by the participant for the applicable Offering Period. The substantive terms of the option, in addition to the number of shares to be granted under said option, are as follows:

(a) the option grant date is the last day of the applicable Offering Period;

(b) the option grant price will be the greater of $1.30 or the closing price of the Common Stock on the last trading day on or immediately prior to the last day of the Offering Period;

(c) the option term will be five years, except that optioned shares will be cancelled in the ratio of one and one-half (1.5) times the number of Common Shares acquired in the applicable Offering Period if the participant sells or transfers the purchased shares from the applicable Offering within one year of the last day of the Offering Period;

(d) the option will vest as to 100% of the optioned shares on the one year anniversary of the grant date;

(e) unvested options will be forfeited in their entirety if the employee ceases to be employed by the Company or certain of its subsidiaries or a participating consultant is no longer a consultant as determined by the Administrator; and

(f) vested options shall, at the discretion of the employee, either be exercised or forfeited in their entirety if the employee ceases to be employed by the Company or certain of its subsidiaries or a participating consultant is no longer a consultant as determined by the Administrator. A terminating employee or a participating consultant who is no longer a consultant as determined by the Administrator must notify the Company in writing of his or her intention to exercise all or part of a vested stock option within ten (10) days of his or her ceasing to be an employee of the Company or certain of its subsidiaries or for a participating consultant within ten (10) days of no longer serving as a consultant as determined by the Administrator. The terminating employee will have 30 days of ceasing to be employed by the Company or certain of its subsidiaries in which to exercise the option. Such exercise will not be complete until the employee has provided in full for payment of option cost and any taxes then owing on the exercise. A participating consultant who is no longer a consultant as determined by the Administrator will have 30 days of ceasing to act as a consultant to the Company or certain of its subsidiaries in which to exercise the option. Such exercise will not be complete until the participating consultant has provided in full for payment of option cost.

Other option terms will be as set forth in the option agreement.

For Offering Periods ending after November 30, 2008, the Company will grant a stock option (“100% Matching Option”) to the employee, evidenced by a written stock option agreement, as to one (1) times the number of shares acquired by the employee or participating consultant for the applicable Offering Period. Terms of the option, other than number of shares to be granted, will be as provided in Section 10 (a) - (f) above, except that for a 100% Matching Option, Section 10 (c) is applied as follows.

The option term will be five years, except that optioned shares will be cancelled in the ratio of one (1.0) times the number of Common Shares acquired in the applicable Offering Period if the participant sells or transfers the purchased shares from the applicable Offering within one year of the last day of the Offering Period.

Subject to the Administrator providing notice to participants at least two (2) weeks prior to the end of an Offering Period, the Board in its sole discretion may elect to no longer grant a 150% Matching Option or a 100% Matching Option to stock purchased in applicable Offering Periods.

11. Issuance of Shares. Shares of Common Stock purchased under the Plan may be issued only in the name of the employee or participating consultant, in the name of the employee or participating consultant and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee or participating consultant. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares.

12. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of an Offering Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Offering Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

In the event of a participating consultant ceasing to act as a consultant prior to the last business day of an Offering Period, the balance in the participant’s account shall be paid to the consultant or, in the event of the consultant’s death, (a) to a beneficiary previously designated in a revocable notice signed by the consultant (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the consultant’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate.

13. Not Stockholders. The deductions from an employee’s pay or payment by a participating consultant shall not constitute such participant a stockholder of the shares of Common Stock covered under this Plan until such shares have been purchased by and issued to him or her.

14. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee or participating consultant other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or a Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or a Committee to give proper effect to such event.

16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), an employee shall be entitled to discontinue all payments and have returned all funds currently standing in his or her account. If the employee does not elect to discontinue payments, the funds in his or her account will be utilized to purchase common stock in the surviving corporation at the end of the Offering Period during which the merger or consolidation was effected.

A participating consultant at his or her sole election may make further payments under an Offering during which the Company shall merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company, within ten (10) business days after the effective date of such transaction the funds currently standing in the participant’s account shall be refunded.

17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect.

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or a Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees or consultants shall be promptly refunded.

20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Employee Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Administrator for payment of any taxes required by law to be withheld in connection with any transaction related to shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

23. Effective Date and Approval of Board. The Plan shall take effect upon the adoption of the Plan by the Board.